Exhibit 10.7

EMCORE CORPORATION
INCENTIVE STOCK OPTION AWARD AGREEMENT
This Incentive Stock Option Award Agreement (this “Agreement”), dated [], is made between EMCORE Corporation (the “Company”) and [] (the “Optionee”). All capitalized terms used herein that are not defined herein shall have the respective meanings given to such terms in the EMCORE Corporation 2010 Equity Incentive Plan, as adopted effective May 21, 2010, as further amended and restated effective as of March 2, 2011, and as further amended from time to time (the “Plan”).
W I T N E S S E T H:
1.    Grant of Option. Pursuant to the provisions of the Plan, the Company hereby grants to the Optionee, subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, the right and option to purchase from the Company all or any part of an aggregate of [] shares of the common stock of the Company, no par value (the “Stock”), at a per share purchase price (the “Strike Price”) equal to $[] the “Option”), such Option to be exercisable as hereinafter provided. The Option shall be treated as an “incentive stock option,” as defined in Section 422 of the Code, to the extent permitted under the Code.
2.    Terms and Conditions. It is understood and agreed that the Option evidenced hereby is subject to the following terms and conditions:
(a)    Expiration Date. The Option shall expire ten (10) years after the date indicated above.
(b)    Exercise of Option. (i) Subject to such reasonable administrative regulations as the Committee may adopt from time to time, the other terms of this Agreement and the Plan, the Option may be exercised pursuant to procedures established by the Company from time to time on or after the dates indicated below as to that percentage of the total shares of Stock subject to the Option as set forth below opposite each such date, plus any shares of Stock as to which the Option could have been exercised previously, but was not so exercised.

Date	Percentage
25%
25%
25%
25%

(ii) Any exercise of all or any part of the Option shall be accompanied by notice to the Company specifying the number of shares of Stock as to which the Option is being exercised. Upon the valid exercise of all or any part of the Option, a certificate (or certificates) for the number of shares of Stock with respect to which the Option is exercised shall be issued in the name of the Optionee, subject to the other terms and conditions of this Agreement and the Plan. Notation of any partial exercise shall be made by the Company on Schedule I attached hereto. Optionee must purchase at least one hundred (100) shares, or the full number of shares of Stock then remaining for purchase under this Option, if less.

(c)    Consideration. At the time of any exercise of the Option, the purchase price of the shares of Stock as to which the Option shall be exercised shall be paid to the Company (i) in United States dollars by personal check, bank draft or money order; (ii) if permitted by applicable law and approved by the Committee, with Stock, duly endorsed for transfer to the Company, already owned by the Optionee (or by the Optionee and his spouse jointly) for at least six (6) months prior to the tender thereof and not used for another such exercise during such six (6) month period, having a total Fair Market Value on the date of such exercise of the Option, equal to such purchase price of such shares of Stock; (iii) if permitted by applicable law, in accordance with a cashless exercise or broker-assisted exercise procedure approved by the Committee permitting the Optionee to authorize a broker or dealer to sell shares of Stock (or a sufficient portion of such shares) that may be acquired upon exercise of the Option and pay to the Company in cash a portion of the sale proceeds equal to such purchase price of the shares of Stock for which the Option is so exercised and any taxes required to be paid as a result of such exercise; or (iv) a combination of the consideration provided for in the foregoing clauses (i) through (iii).
(d)    Exercise Upon Death, Disability or Termination of Employment. The Option shall terminate upon the termination, for any reason, of the Optionee’s employment with the Company or a Subsidiary, and no shares of Stock may thereafter be purchased under the Option, except as follows:
(i)    In the event of the death of the Optionee while an employee of the Company or a Subsidiary, the Option, whether or not exercisable in accordance with Section 2(b) hereof at the time of his death, may be exercised after the Optionee’s death by his designated beneficiary, his heir, the legal representative of the Optionee’s estate or the legatee of the Optionee under his last will until the earlier to occur of the second anniversary of the Optionee’s death and the stated expiration date of the Option.
(ii)    If the Optionee’s employment with the Company or a Subsidiary shall terminate by reason of Disability, the Option, whether or not exercisable in accordance with Section 2(b) hereof upon such termination of employment, may be exercised after such termination until the earlier to occur of the second anniversary of such termination and the stated expiration date of the Option.
(iii)    If the Optionee’s employment with the Company or Subsidiary terminates for any reason other than the ones described in paragraphs (i), (ii) or (v), the Option, to the extent exercisable in accordance with Section 2(b) hereof or the Plan upon such termination of employment, may be exercised after such termination until the earlier to occur of (1) the expiration of ninety (90) days following such termination, or if later, the 90th day following expiration of any blackout period in effect with respect to such Option, and (2) the stated expiration date of the Option.
(iv)    If the Optionee dies during the two (2) year or the applicable ninety (90) day period following termination of his employment specified in paragraphs (ii) or (iii) of this Section 2(d), the Option, to the extent the Option would have been exercisable pursuant to such applicable paragraph (ii) or (iii) as of the date of the Optionee’s death, may be exercised after the Optionee’s death by his designated beneficiary, his heir, the legal representative of his estate or the legatee of the Optionee under his last will until the earlier to occur of the second anniversary of the Optionee’s death and the stated expiration date of the Option.
(v)    If the Optionee’s employment is terminated by the Company or a Subsidiary for Cause, the Option shall automatically, without any further action required by the Company, terminate on the date of such termination of employment and shall cease to thereafter be exercisable with respect to any shares of Stock.
(e)    Nontransferability. The Option shall not be transferable otherwise than by will or the laws of descent and distribution, and is exercisable, during the lifetime of the Optionee, only by him (or, if the Optionee is Disabled and necessary, the Optionee’s legally authorized guardian or personal representative); provided that the Option may be exercised after the Optionee’s death by the beneficiary most recently named by the Optionee in a written designation thereof filed by the Optionee with the Company, in accordance with the Plan (or if applicable, the Optionee’s heir, the legal representative of his estate or the legatee of the Optionee under his last will). The Company will not be required to recognize on its books any action taken in contravention of these restrictions.

(f)    Withholding Taxes. At the time of receipt of Stock upon the exercise of all or any part of the Option, the Optionee shall be required to pay to the Company in cash (or make other arrangements, in accordance with Section 10.4 of the Plan, for the satisfaction of) any taxes of any kind required by law to be withheld with respect to such Stock; provided, however, such tax withholding obligations may be met, in whole or in part, pursuant to procedures, if any, approved by the Committee in its discretion and in accordance with applicable law, by (i) the withholding by the Company of Stock otherwise deliverable to the Optionee pursuant to the Option with a Fair Market Value on the date of such exercise equal to such tax liability (provided, however, that the amount of any Stock so withheld shall not exceed the amount necessary to satisfy required Federal, state, local and foreign withholding obligations using the minimum statutory rate) and/or (ii) tendering to the Company Stock, duly endorsed for transfer to the Company, owned by the Optionee (or by the Optionee and his spouse jointly) and acquired more than six (6) months prior to such tender with a Fair Market Value on the date of such exercise equal to such tax liability. In no event shall Stock be delivered to the Optionee until the Optionee has paid to the Company in cash, or made arrangements satisfactory to the Company regarding the payment of, the amount of any taxes of any kind required by law to be withheld with respect to the Stock subject to the Option, and the Company shall have the right to deduct any such taxes from any payment of any kind otherwise due to the Optionee.
(g)    Issuance of Shares. The shares of Stock issued upon exercise of the Options shall be registered in the Optionee’s name, or, if applicable, in the names of the Optionee’s heirs or estate. In the Company’s discretion, such shares may be issued either in certificated form or in uncertificated, book entry form. The certificate or book entry account shall bear such restrictive legends or restrictions as the Company, in its sole discretion, shall require. If delivered in certificate form, the Company may deliver a share certificate to the Optionee, or deliver shares electronically or in certificate form to the Optionee’s designated broker on the Optionee’s behalf. If the Optionee is deceased (or if Disabled and if necessary) at the time that a delivery of share certificates is to be made, the certificates will be delivered to the Optionee’s beneficiary, heir, legatee, estate, executor, administrator, legally authorized guardian or personal representative (as applicable).
(h)    Postponed Issuance and Delivery. The Company may postpone the issuance and delivery of any shares of Stock provided for under this Agreement for so long as the Company determines to be necessary or advisable to satisfy the following: (i) the completion or amendment of any registration of such shares or satisfaction of any exemption from registration under any securities law, rule, or regulation; (ii) compliance with any requests for representations; and receipt of proof satisfactory to the Company that a person seeking such shares on the Optionee’s behalf upon the Optionee’s Disability (if necessary), or upon the Optionee’s estate’s behalf after the death of the Optionee, is appropriately authorized.
(i)    Adjustment Event. In the event of any Adjustment Event affecting the Stock, the Committee shall make an equitable and proportionate anti-dilution adjustment to offset any resultant change in the pre-share price of the Stock and preserve the intrinsic value of Options and any other Awards granted under the Plan. Such mandatory adjustment may include a change in any or all of (i) the number and kind of shares of Stock which thereafter may be awarded or optioned and sold under the Plan (including, but not limited to, adjusting any limits on the number and types of Awards that may be made under the Plan), (ii) the number and kind of shares of Stock subject to outstanding Awards, and (iii) the grant, exercise or conversion price with respect to any Option or Award. In addition, the Committee may make provisions for a cash payment to the Optionee or a person who has an outstanding Option. The number of shares of Stock subject to any Option shall be rounded to the nearest whole number. Any such adjustment shall be consistent with sections 424, 409A and 162(m) of the Code to the extent the Options subject to adjustment are subject to such sections of the Code.
(j)    Change in Control
(i)    In General. Your Options shall be subject to the provisions marked with an [ ] below in the event of a Change in Control.
[ ] In the event of a Change in Control, any unvested Options shall vest and become exercisable.
[ ]     Notwithstanding Section 8.1 of the Plan, a Change in Control shall have no effect on the vesting or exercisability of any unvested options.

(ii)    Cancellation. Notwithstanding Section 2(j)(i), the Committee (as constituted immediately prior to the Change in Control) may determine that all then-outstanding Options (whether vested or unvested) shall be canceled in exchange for a payment having a value equal to the excess, if any, of (i) the product of the price at which a Change in Control occurs multiplied by the aggregate number of shares covered by all such Options immediately prior to the Change in Control over (ii) the aggregate Strike Price for all such shares, to be paid as soon as reasonably practicable, but in no event later than 30 days following the Change in Control.
(iii)    Termination. Notwithstanding Sections 2(j)(i) and 2(j)(ii), in the event of a Change in Control, the Committee may, in its discretion, terminate any outstanding Options if either (i) the Company provides holders of such Options with reasonable advance notice to exercise their outstanding and unexercised Options, or (ii) the Committee reasonably determines that the price at which the Change in Control will occur is equal to or less than the Strike Price for such Options.
(iv)    Alternative Awards. Notwithstanding Sections 2(j)(i), 2(j)(ii) and 2(j)(iii), no cancellation, termination, acceleration of exercisability or vesting, or settlement or other payment shall occur with respect to the Options if the Committee (as constituted immediately prior to the Change in Control) reasonably determines, in good faith, prior to the Change in Control that the Options shall be honored or assumed or new rights substituted therefor by an Alternative Award, in accordance with the terms of Section 8.2 of the Plan.
(g)    No Rights as Stockholder. The Optionee shall not become the beneficial owner of the shares of Stock subject to the Option, nor have any rights to dividends or other rights as a shareholder with respect to any such shares, until the Optionee has exercised the Option in accordance with the provisions hereof and of the Plan and delivery of Stock has occurred. No adjustment shall be made for dividends or other rights for which the record date is prior to the delivery of the Stock.
(h)    No Right to Continued Employment. The Option shall not confer upon the Optionee any right to be retained in the service of the Company or a Subsidiary, nor restrict in any way the right of the Company or any Subsidiary, which right is hereby expressly reserved, to terminate his employment at any time with or without Cause (regardless of whether such termination results in (1) the failure of any Option to vest; (2) the forfeiture of any unvested or vested portion of any Option; and/or (3) any other adverse effect on the individual’s interests under the Plan). Nothing in the Plan or this Agreement shall confer on the Optionee the right to receive any future Options under the Plan.
(i)    Inconsistency with Plan. Notwithstanding any provision herein to the contrary, the Option provides the Optionee with no greater rights or claims than are specifically provided for under the Plan. If and to the extent that any provision contained in this Agreement is inconsistent with the Plan, the Plan shall govern.
(j)    Compliance with Laws and Regulations. The Option and the obligation of the Company to sell and deliver shares of Stock hereunder shall be subject in all respects to (i) all applicable Federal and state laws, rules and regulations and (ii) any registration, qualification, approvals or other requirements imposed by any government or regulatory agency or body which the Board shall, in its sole discretion, determine to be necessary or applicable. Moreover, the Option may not be exercised if its exercise, or the receipt of shares of Stock pursuant thereto, would be contrary to applicable law.
(o)    Receipt of Plan and Prospectus. A copy of the Plan and the Prospectus for the Plan, as amended from time to time (the “Prospectus”), is attached. By executing this Agreement, you acknowledge that you have received a copy of the Plan and the Prospectus. You may request additional copies of the Plan or Prospectus by contacting EMCORE Corporation, Attn: General Counsel, 2015 Chestnut Street Alhambra, CA 91803. You also may request from the Secretary of the Company copies of the other documents that make up a part of the Prospectus (described more fully at the end of the Prospectus), as well as all reports, proxy statements and other communications distributed to the Company’s security holders generally.

3.    Investment Representation. If at the time of exercise of all or part of the Option the Stock is not registered under the Securities Act and/or there is no current prospectus in effect under the Securities Act with respect to the Stock, the Optionee shall execute, prior to the issuance of any shares of Stock to the Optionee by the Company, an agreement (in such form as the Committee may specify) in which the Optionee, among other things, represents, warrants and agrees that the Optionee is purchasing or acquiring the shares acquired under this Agreement for the Optionee’s own account, for investment only and not with a view to the resale or distribution thereof, that the Optionee has knowledge and experience in financial and business matters, that the Optionee is capable of evaluating the merits and risks of owning any shares of Stock purchased or acquired under this Agreement, that the Optionee is a person who is able to bear the economic risk of such ownership and that any subsequent offer for sale or distribution of any of such shares shall be made only pursuant to (i) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the shares being offered or sold, or (ii) a specific exemption from the registration requirements of the Securities Act, it being understood that to the extent any such exemption is claimed, the Optionee shall, prior to any offer for sale or sale of such shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Committee, from counsel for or approved by the Committee, as to the applicability of such exemption thereto.
4.    Optionee Bound by Plan. The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and provisions thereof, including the terms and provisions adopted after the granting of the Option but prior to the complete exercise hereof.
5.    Authorization to Share Personal Data. The Optionee authorizes any Affiliate of the Company that employs the Optionee or that otherwise has or lawfully obtains personal data relating to the Optionee to divulge or transfer such personal data to the Company or to a third party, in each case in any jurisdiction, if and to the extent appropriate in connection with this Agreement or the administration of the Plan.
5.    Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company or the Optionee, as the case may be, at the following addresses or to such other address as the Company or the Optionee, as the case may be, shall specify by notice to the other:
(i)    if to the Company, to it at:
EMCORE Corporation
2015 Chestnut Street
Alhambra, CA 91803
Attention: General Counsel

(ii)    if to the Optionee, to the Optionee at his most recent address as shown on the books and records of the Company or Subsidiary employing the Optionee.
All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mailing thereof.
6.    Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New Jersey applicable to contracts executed and to be performed entirely within such state, without regard to the conflict of law provisions thereof.
7.    Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.
8.    Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Optionee without the prior written consent of the other party.

9.    Amendment. This Agreement may be amended from time to time by the Committee in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a materially adverse effect on the Options as determined in the discretion of the Committee, except as provided in the Plan, or in any other written document signed by the Optionee and the Company. This Agreement may not be amended, modified or supplemented orally.
10.    Interpretation. The Committee shall have full power and discretion to construe and interpret the Plan (and any rules and regulations issued thereunder) and this Option. Any determination or interpretation by the Committee under or pursuant to the Plan or this Option shall be final and binding and conclusive on all persons affected hereby.
11.    Limitation on Rights; No Right to Future Grants; Extraordinary Item of Compensation. By entering into this Agreement and accepting the Options evidenced hereby, the Optionee acknowledges: (a) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (b) that the Option does not create any contractual or other right to receive future grants of Options; (c) that participation in the Plan is voluntary; (d) that the value of the Options is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; and (e) that the future value of the Stock is unknown and cannot be predicted with certainty.
12.    Consent to Electronic Delivery. By entering into this Agreement and accepting the Options evidenced hereby, the Optionee hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Optionee pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, this Agreement and the Options via Company web site or other electronic delivery.
13.    Company Rights. The existence of the Options does not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, including that of its Affiliates, or any merger or consolidation of the Company or any Affiliate, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Stock or the rights thereof, or the dissolution or liquidation of the Company or any Affiliate, or any sale or transfer of all or any part of the Company’s or any Affiliate’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
14.    Severability. If a court of competent jurisdiction determines that any portion of this Agreement is in violation of any statute or public policy, then only the portions of this Agreement which violate such statute or public policy shall be stricken, and all portions of this Agreement which do not violate any statute or public policy shall continue in full force and effect. Further, it is the parties’ intent that any court order striking any portion of this Agreement should modify the terms as narrowly as possible to give as much effect as possible to the intentions of the parties’ under this Agreement.
15.    Further Assurances. The Optionee agrees to use his reasonable and diligent best efforts to proceed promptly with the transactions contemplated herein, to fulfill the conditions precedent for the Optionee’s benefit or to cause the same to be fulfilled and to execute such further documents and other papers and perform such further acts as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated herein. The Company may require the Optionee to furnish or execute such other documents as the Company shall reasonably deem necessary (i) to evidence such exercise or (ii) to comply with or satisfy the requirements of the Securities Act, applicable state or non U.S. securities laws or any other law. The Committee may require Optionee to give prompt notice to the Company concerning any disposition of shares of Stock received upon the exercise of an incentive stock option within: (i) two (2) years from the date of granting such incentive stock option to such Optionee or (ii) one (1) year from the transfer of such shares of Stock to Optionee or (iii) such other period as the Committee may from time to time determine.
16.    Section and Other Headings, etc. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
17.    Entire Agreement. This Agreement, inclusive of the Plan incorporated into this Agreement, contains the entire agreement between you and the Company with respect to the Options. Any and all existing oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement by any person with respect to the Options are superseded by this Agreement and are void and ineffective for all purposes.
18.    Counterparts. This Agreement has been executed in two counterparts, each of which shall constitute one and the same instrument.
[Signature page follows]

IN WITNESS WHEREOF, EMCORE Corporation has caused this Agreement to be executed by a duly authorized officer and the Optionee has executed this Agreement, both as of the day and year first above written.
EMCORE CORPORATION
By:
Date:

Date:     ________________________
Name
Address:

Schedule I

NOTATIONS AS TO PARTIAL EXERCISE

Date of Exercise	Number of Share of Stock Purchased	Balance of Shares of Stock on Option	Authorized Signature	Notation Date